EXHIBIT 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com

T 410.580.3000 F 410.580.3001

August 5, 2010

The Hain Celestial Group, Inc.

58 South Service Road

Melville, New York 11747

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2010, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company with respect to the offer and sale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Prospectus of up to 1,558,442 shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”). The Shares were issued by the Company to the Selling Stockholders in connection with the Company’s acquisition of substantially all of the assets, and the assumption of certain liabilities, of World Gourmet Marketing, L.L.C. pursuant to that certain Asset Purchase Agreement, dated as of May 6, 2010 (the “Asset Purchase Agreement”), by and among World Gourmet Marketing, L.L.C., World Gourmet Acquisition, LLC, the Company and Hain Gourmet, Inc. (the “Transaction”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a) The Registration Statement, including the Prospectus;

(b) The Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof (in the form attached to the Certificate (as hereinafter defined)) (the “Charter”);

(c) The Amended and Restated By-Laws of the Company, as in effect on the date hereof (in the form attached to the Certificate) (the “By-Laws”);

(d) The Asset Purchase Agreement;

(e) Minutes of the meeting of the Board of Directors of the Company (the “Board”) on April 15, 2010, along with resolutions adopted by the Board at such meeting (in the form attached to the Certificate), and resolutions of the Board adopted by unanimous written consent dated May 5, 2010 (in the form attached to the Certificate) in each case, relating to the authorization of the Transaction, the authorization of the filing of the Registration Statement, and the issuance of the Shares (in the form attached to the Certificate);

(f) A short-form good standing certificate for the Company, dated as of a recent date, issued by the Secretary of State of the State of Delaware; and

The Hain Celestial Group, Inc.

August 5, 2010

(g) A certificate executed by the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to any facts material to this opinion, we have relied solely upon the Certificate.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, the Shares have been duly authorized, validly issued and are fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a) We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing).

(b) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(c) The foregoing opinion is rendered as of the date hereof. We assume no obligation to revise, update or supplement such opinion (i) should the present aforementioned Delaware General Corporation Law be changed by legislative action, judicial decision or otherwise after the date hereof, or (ii) to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

The Hain Celestial Group, Inc.

August 5, 2010

(d) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder or Item 509 of Regulation S-K.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA Piper LLP (US)